Exhibit 4.34

REDACTED COPY

Certain identified confidential information has been redacted from this exhibit because both (i) it is customarily and actually treated as private or confidential and (ii) it is not material.

Confidential portions of this Exhibit are designated by [*****].

4º TERMO ADITIVO AS CONDIÇÕES GERAIS DA CONTRATAÇÃO DO CLOUD GOOGLE Nº 2021-01439

DO CLOUD GOOGLE Nº 2021-01439 (ES 04011/20)

Pelo presente instrumento particular, de um lado,

PAGSEGURO INTERNET INSTITUICAO DE PAGAMENTO S.A., empresa estabelecida na Avenida Brigadeiro Faria Lima, nº 1.384, 1º andar ao 10º mezanino e salão, Jardim Paulistano, Cidade de São Paulo, Estado de São Paulo, inscrita no CNPJ sob o nº [*****] neste ato representado na forma de seus atos constitutivos, doravante denominada simplesmente CLIENTE e de outro COMPASS.UOL INFORMATICA LTDA., empresa estabelecida na Rua Alexandre Dumas, 1711, 6º andar, Anexo Compass, Cidade de São Paulo, Estado de São, inscrita no CNPJ/MF sob o n.º  [*****] doravante denominada simplesmente “COMPASS.UOL”,

Considerando que:

(i)                   As Partes firmaram o presente contrato em 01/03/2021, para prestação se serviços de revenda cloud Google;

(ii)                  Em 31/03/2023 as Partes formalizaram a contratação do produto Looker;

(iii)                As Partes desejam revisar a prestação do serviço mencionado no item anterior, bem como renovar a vigência por um novo período.

Têm entre si, justo e contratado, na melhor forma de direito, a celebração do presente 4º Termo Aditivo ao Contrato (“Aditivo”), o qual vinculará as Partes e seus sucessores a qualquer tempo e a qualquer título, nos termos e condições a seguir:

CLÁUSULA PRIMEIRA - OBJETO

1.1. O objeto do presente Termo Aditivo é alterar as condições da contratação dos serviços de Looker, para substituição integral do escopo atual, pelo novo escopo descrito na Proposta Comercial anexa, que, após rubricada pelas Partes, passará a fazer parte integrante do presente instrumento.

CLÁUSULA SEGUNDA - VIGÊNCIA

2.1.      Também é objeto do presente termo aditivo renovar a vigência do escopo acima citado, por um período de  [*****] meses, a contar de  [*****] sendo renovado conforme previsto em Contrato.

E, por estarem assim justas e contratadas, as partes firmam o presente Contrato em duas vias de igual teor e forma, juntamente com as duas testemunhas nomeadas.

4rd AMENDMENT TO THE GENERAL TERMS AND CONDITIONS OF GOOGLE CLOUD CONTRACT NO. 2021-01439

FRM GOOGLE CLOUD Nº 2021-01439 (ES 04011/20)

 Through this private instrument, on one side,

PAGSEGURO INTERNET INSTITUICAO DE PAGAMENTO S.A., company established at Avenida Brigadeiro Faria Lima, nº 1.384, 1st floor to 10th mezzanine and lounge, Jardim Paulistano, City of São Paulo, State of São Paulo, registered with the CNPJ under nº [*****] in this act represented in the form of its constitutive acts, hereinafter referred to simply as CLIENTE and another COMPASS.UOL INFORMATICA LTDA., company established at Rua Alexandre Dumas, 1711, 6th floor, Annex Compass, City of São Paulo, State of São , registered with the CNPJ/MF under no. [*****], hereinafter referred to simply as “COMPASS.UOL”,

Considering the following:

(i) The Parties executed the present contract on 01/03/2021, for the provision of Google Cloud resale services;

(ii) On 03/31/2023 the Parties formalized the contracting of the Looker product;

(iii) The Parties wish to review the provision of the service mentioned in the previous item, as well as to renew the validity for a new period.

They have mutually agreed, in the best legal form, to execute this 4nd Amendment to the Contract ("Amendment"), which shall bind the Parties and their successors at any time and for any reason, under the following terms and conditions:

FIRST CLAUSE - SUBJECT MATTER

1.1. The purpose of this Amendment is to change the conditions of contracting Looker's services, to fully replace the current scope, with the new scope described in the attached Commercial Proposal, which, after initialed by the Parties, will become an integral part of this instrument.

CLAUSE TWO - TERM

2.1. It is also the purpose of this amendment to renew the validity of the aforementioned scope, for a period of  [*****] months, starting from  [*****] being renewed as provided for in the Agreement.

And, in witness whereof, the Parties sign this agreement is in two copies of equal content and form in the presence of 2 (two) witnesses below.

São Paulo, 26 de maio de 2025

PAGSEGURO INTERNET INSTITUICAO DE PAGAMENTO S.A

/s/ Artur Gaulke Schunck
/s Renato Bertozzo Duarte

COMPASS.UOL INFORMATICA LTDA.

/s/ Rogildo Torquato Landim_
/s/ Marcelo Moojen Epperlein __

TESTEMUNHAS/ WITNESSES

/s/ Andrea Spolavori Perez

/s/ Taciana Mari Tsutsumi

São Paulo, May 26, 2025

Docusign Envelope ID: FD97B6A1-522B-4DF8-B46B-D3C0101B32FA

AvenueCode
a compass.uol company
PagBank

Docusign Envelope ID: FD97B6A1-522B-4DF8-B46B-D3C0101B32FA

AvenueCode
a compass.uol company

Hello, [*****]

THIS IS OUR COMMERCIAL PROPOSAL

In this document, we present our proposal for renewing Looker products and services, aligned with solutions that drive efficiency, innovation and sustainable growth.

Docusign Envelope ID: FD97B6A1-522B-4DF8-B46B-D3C0101B32FA

Summary

AvenueCode
a compass.uol company

1. Avenue Code
2. Google Partnership
3. Proposed Scenario
4. Final Provisions & Signatures

Docusign Envelope ID: FD97B6A1-522B-4DF8-B46B-D3C0101B32FA

AvenueCode
a compass.uol company

Who We Are

Docusign Envelope ID: FD97B6A1-522B-4DF8-B46B-D3C0101B32FA

AvenueCode
a compass.uol company

6 brands,
1 group

Stronger than ever

Now, as part of the AI/R Group, Avenue Code has further strengthened its team, integrating a specialized team of **6,000 professionals** .

compass.uol
everymind
EDGY
invillia
WEBJUMP
AvenueCode

Docusign Envelope ID: FD97B6A1-522B-4DF8-B46B-D3C0101B32FA

Avenue Code has over 16 years of experience in tech consulting and leadership.

Global Headquarter in San Francisco, United States

With offices in Brazil, Canada and Europe, rapidly expanding.

Pioneering in digital transformation

End-to-end IT solutions across multiple disciplines.

Listed in the Fortune 100 as a trusted advisor

We work with a diverse client base across all sectors.

Partner of the Year
Great Place To Work.
Certificada
2023 BEST PLACES TO WORK

San Francisco
HQ
Montréal
Dev Center
New York
Design Hub
Europa
Amsterdam
Europa
Portugal
Belo Horizonte
Dev Center
São Paulo
LATAM HQ
Porto Alegre
Dev Center
Rio de janeiro
Dev Center

Docusign Envelope ID: FD97B6A1-522B-4DF8-B46B-D3C0101B32FA

AvenueCode
a compass.uol company

What makes us unique
Customer Focus

We value
Proximity
We align our customers' needs with our values.

We value
Agility
We have the flexibility to follow technological trends and also embrace uncertainties to always be by our customers' side.

We value
Skills
Our teams are experts in cutting-edge technologies. Our internal culture is based on continuous learning.

We value
Lean
We have a lean delivery model based on a flat and dynamic structure to ensure success and reduce costs.

We value
Results
We provide customized solutions

at any stage of your journey, aiming for technological excellence.

Docusign Envelope ID: FD97B6A1-522B-4DF8-B46B-D3C0101B32FA

AvenueCode
a compass.uol company

2 Google Partnership

Docusign Envelope ID: FD97B6A1-522B-4DF8-B46B-D3C0101B32FA

AvenueCode
a compass.uol company

Avenue Code is a long-standing partner of Google Cloud

SPECIALIZATION
Data Analytics
Google Cloud

SPECIALIZATION
Infrastructure
Google Cloud

4x
Google Partner of the Year

Google Cloud
BRAZIL
Partner of the Year
Services
2024

Anthos

Looker

apigee

Healthcare API

Google Workspace

[*****]

Docusign Envelope ID: FD97B6A1-522B-4DF8-B46B-D3C0101B32FA

AvenueCode
a compass.uol company

Google Cloud & Google Workspace Customers

Join this team

GAP

STELLANTIS

SEPHORA

Braskem

ebay

YDUQS

square trade

AUTODESK

intuit

GERDAU

Sicredi

e.l.f. eyes lips face

Cargill

Claro

GLOBO

TIM

WEG

DASA

And more.

including the world's largest technology company, California's #1 energy company, and others.

Docusign Envelope ID: FD97B6A1-522B-4DF8-B46B-D3C0101B32FA

AvenueCode
a compass.uol company

3 Proposed Scenario

Docusign Envelope ID: FD97B6A1-522B-4DF8-B46B-D3C0101B32FA

AvenueCode
a compass.uol company

Cloud Billing API
Google Ads
BigQuery
Google Analytics
Retail API
Contact Center AI
Analytics Hub
Vertex AI
Data Catalog
Cloud Composer
Looker
Cloud Spanner
Firebase
Cloud SQL
Looker Studio
Cloud Console
Chronicle
Cloud Monitoring
Google Workspace
Google Maps
Cloud IAM

Docusign Envelope ID: FD97B6A1-522B-4DF8-B46B-D3C0101B32FA

Values & Commercial Conditions

Looker - 1 year

Amount	Product	Annual Price	Monthly Price
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
	[*****]	[*****]	[*****]
	[*****]	[*****]	[*****]
	[*****]	[*****]	[*****]
	[*****]	[*****]	[*****]
	[*****]	[*****]	[*****]
	[*****]	[*****]	[*****]
	[*****]	[*****]	[*****]
	[*****]	[*****]	[*****]
	[*****]	[*****]	[*****]

Docusign Envelope ID: FD97B6A1-522B-4DF8-B46B-D3C0101B32FA

AvenueCode
a compass.uol company

Premises:

Regarding values:

- The contract will have a duration of[**] months;
- The USD values of Looker services and products will be paid monthly;
- For the month of April 2025, we have the value USD 1 = R$ 6,534 ("Exchange Value");
- The dollar may vary monthly, according to the application of Google's hedge.
- Gross and Net Factor worked for the acquisition of GCP products via Compass and Google partnership; these may be changed (up or down) by greater forces.

Out of scope:

- Controls or actions in projects that are not part of this scope;
- Any type of support or management of environments that are not part of the scope;
- Negotiations or approvals with suppliers or third parties;
- End user support or support for projects not described in this document;
- This proposal does not consider the allocation of a support team after the delivery of the solution; if necessary, this team must be budgeted in a separate proposal;
- Any and all service items not mentioned or specified in this document are outside the scope provided for this service.

Docusign Envelope ID: FD97B6A1-522B-4DF8-B46B-D3C0101B32FA

AvenueCode
a compass.uol company

4 Final Provisions

Docusign Envelope ID: FD97B6A1-522B-4DF8-B46B-D3C0101B32FA

Payment Method

AvenueCode
a compass.uol company

Any information that must be included in the Invoice must be provided to us by the end of each month (order number, cost percentage distribution, etc.)

Payment must be made within [*****] days from the date the Invoice is sent.*

*Payments made after the deadline stipulated above are subject to interest on arrears of 1% per month (one percent per month), a fine of 2% per month (two percent per month) and monetary correction. Any unjustified default will be subject to the registration of the customer's name with credit protection agencies.

Docusign Envelope ID: FD97B6A1-522B-4DF8-B46B-D3C0101B32FA

Do you have any questions?
Contact us!

Orlando Neto
Director of Technology and Services
orlando.neto@avenuecode.com

Leonardo Lima
Account Manager
leonardo.lima@avenuecode.com

Thank you!

[*****] [*****] [*****] [*****]

AvenueCode
a compass.uol company